Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Completes Long-Term Agreement

With Cinema Advertising Leader Screenvision

- Screenvision Names Industry Veteran Travis Reid CEO -

October 14, 2010

NEW YORK, NY and COLUMBUS, Ga. — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3D motion picture exhibitor, today completed its previously-announced exclusive exhibition agreement with Screenvision, a leading innovator in cinema advertising. The agreement extends Carmike’s existing relationship with Screenvision for a 30-year term. Separately, Screenvision announced the appointment of seasoned cinema industry executive Travis Reid as its new Chief Executive Officer.

“We are delighted to complete this transaction which extends and expands our relationship with Screenvision, stated David Passman, President & Chief Executive Officer of Carmike. “We are also very pleased that Travis is joining as Screenvision’s new CEO to lead the company on a new path of growth targeting opportunities created by the rapid expansion of digital cinema. Travis has over three decades of cinema industry experience, including as CEO of Loews Cineplex Entertainment, where he signed their first long-term exhibitor advertising agreement, and most recently as CEO of Digital Cinema Implementation Partners (DCIP).”

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of June 30, 2010, Carmike had 240 theatres with 2,250 screens in 35 states. Carmike’s digital cinema footprint reached 2,125 screens, including 197 theatres with 544 screens that are also equipped for 3-D. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000.

About Screenvision (www.screenvision.com)

Headquartered in New York, N.Y., Screenvision is a national leader in cinema advertising, offering on-screen advertising, in-lobby promotions and integrated marketing programs to national, regional and local advertisers and providing comprehensive cinema advertising representation services for its theatrical exhibitor partners. The Screenvision cinema advertising network is comprised of over 15,000 screens in 2,500 theatre locations across all 50 states and 93% of DMAs nationwide; delivering through more than 150 theatrical circuits, including 10 of the top 15 exhibitor companies.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding future operating results, the growth of the Screenvision equity interest and Screenvision’s business. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Richard B. Hare	Robert Rinderman or Joseph Jaffoni
Jaffoni & Collins – Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

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